Exhibit 3.368

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WEBB HOSPITAL HOLDINGSf LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIRST DAY OF AUGUST, A.D. 2003, AT 1:07 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF NOVEMBER, A.D. 2003, AT 10:08 O’CLOCK A.M.

CERTIFICATE OF AMENDMENTf FILED THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2007, AT 1:31 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WEBB HOSPITAL HOLDINGS, LLC”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
3695131 8100H	AUTHENTICATION: 9120500
111142533	DATE: 10–27–11
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

WEBB HOSPITAL HOLDINGS, LLC

WEBB HOSPITAL HOLDINGS, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is WEBB HOSPITAL HOLDINGS, LLC

2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents. Inc., 9 East Loockerman Street, Suite IB, Dover, County of Kent, Del a ware 1990 L”

Executed on 11-4-03

/s/ Robin Keck
Robin Keck, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:42 PM 11/12/2003
FILED 10:08 AM 11/12/2003
SRV 030724253 – 3695131 FILE

AUG. 21. 2003 10 : 42 AM CHS	NO. 2985 P. 2

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limned liability company is Webb Hospital Holdings, LLC.

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Rd., Ste. 400 in the City of Wilmington.

The name of its Registered agent at such address is Corporation Service Company.

•	Third; (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Webb Hospital Holdings, LLC this 21 day of August, 2003.

BY:	/s/ Robin Joi Keck
Authorized Persons

NAME:	Robin Joi Keck
Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 01: 07 PM 08/21/2003
FILED 01: 07 PM 08/21/2003
SRV 030545441 – 3895131 FILE

State of Delaware
Secretary of State
Division or Corporations
Delivered 03:45 PM 09/26/2007
FILED 01:31 PM 09/26/2007
SRV 07105488 7 – 3695131 FILE

Certificate of Amendment to Certificate of Formation

of

WEBB HOSPITAL HOLDINGS, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

WEBB HOSPITAL HOLDINGS, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new suitement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on September 14, 2007

/s/ Rachel A. Seifert,
Name:	Rachel A. Seifert
Title:	Authorized Person

DE LL D-: CERTlFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)